Exhibit 10.3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN REDACTED BECAUSE SUCH INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK, “[*]”.

AMENDMENT NO. 1

TO

AMENDED AND RESTATED LICENSE AGREEMENT

This Amendment No. 1 to the Amended and Restated License Agreement (the “Amendment”), effective as of August 8, 2019 (the “Amendment Effective Date”), is entered by and between

Roche Innovation Center Copenhagen A/S located at Fremtidsvej 3, 2970 Hørsholm, Denmark (hereinafter referred to as “Roche”)

and

Miragen Therapeutics, Inc., located at 6200 Lookout Rd, Ste 100, Boulder, CO 80301 (hereinafter referred to as “Miragen”)

BACKGROUND

Whereas, Roche and Miragen are parties to the Amended and Restated License Agreement dated December 31, 2012 (the “License Agreement”).

Whereas, under Section 3.1(b) of the License Agreement, Miragen has the right to select, subject to the gate-keeping procedure set forth in Section 2.4 of the License Agreement, a Target [*] as New Target [*] 1 to be included in the Product License. With its letter dated February 19, 2013 Miragen has exercised its right with respect to [*] which became the designated New Target [*] 1.

Whereas, Roche is the owner of the patent [*] as described in Annex 1 to this Amendment, herein referred to as “LNA [*] Patents”.

Whereas, under the terms of the License Agreement are exclusively licensed to Miragen with respect to LNA compounds targeting [*].

Whereas, Miragen wishes to seek patent claims from the LNA [*] Patents, limited to LNA Compounds targeting [*], and has requested Roche to file divisional patent applications from the LNA [*] Patents to LNA Compounds targeting [*] (the “[*] Divisional Patents”).

Whereas, any LNA [*] Patents whose claims encompasses LNA Compounds Targeting [*] other than [*] shall not be considered [*] Divisional Patents.

As Miragen and Roche have discussed, it is to the mutual interest of both Parties that Roche gives to Miragen the ability to direct prosecution in respect of [*] Divisional Patents according to the terms and conditions as set forth in this Amendment.

NOW THEREFORE, Roche and Miragen agree as follows:

1.	All capitalised terms not defined in this Amendment shall have the meanings given to them in the License Agreement.

2.	Section 1.2 of the License Agreement shall be deleted in its entirety and replaced by the following:
“Affiliate” means, with respect to any person or entity, any other person or entity that controls, is controlled by, or is under common control with, such person or entity. For purposes of this Agreement, a person or entity shall be deemed to control an entity if it owns or controls, directly or indirectly, at least 50% of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other entity. Anything to the contrary in this paragraph notwithstanding, neither Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) and/or its subsidiaries (if any) shall be deemed as Affiliates of Roche unless Roche provides written notice to Miragen of its desire to include Chugai, or Chugai’s respective subsidiaries (as applicable) as Affiliate(s) of Roche.

3.
The Parties agree that a law firm selected by Roche and representing Roche’s interests (“Roche’s Representative”) will maintain control over filing of amendments and responses to Office Actions with respect to the LNA [*] Patents and LNA [*] Divisional Patents, and that Miragen will convey to Roche’s Representative Miragen’s instructions for responding to Office Actions and/or Miragen’s proposed draft amendments and arguments, either directly through Miragen’s own in-house patent counsel or through Miragen’s outside attorney or law firm (“Miragen’s Representative”).

4.	Section 5.6 of the License Agreement shall be deleted in its entirety and replaced by the following:

[*] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

“As of the Amendment Effective Date,
(a)    Roche shall inform Roche’s Representative that Miragen, [*], will direct the prosecution and maintenance of the [*] Divisional Patents and will instruct Roche’s Representative in respect of the [*] Divisional Patents directly or through Miragen’s Representative.
(b)    Roche shall inform Roche’s Representative that Miragen and Miragen’s Representative are to be copied on correspondence reporting Office Actions, due dates and any other patent office communications in respect of [*] Divisional Patents so that Miragen and Miragen’s Representative may docket the same.
(c)    Miragen shall, at its own cost and expense, be solely responsible to instruct the Roche’s Representative on the filing, prosecution and maintenance of [*] Divisional Patents. [*].
(d)    In the event that Miragen does not wish to file a [*] Divisional Patent application in a country or region, Miragen shall inform Roche within [*]. In such case Roche, [*], shall have the right to file, prosecute and maintain such [*] Divisional Patent application in that country or region.
(e)    In the event that Miragen is no longer interested in maintaining a [*] Divisional Patents and intends to abandon a [*] Divisional Patents, Miragen shall inform Roche [*]. In such case Roche,[*], shall have the right to take back the control of such [*] Divisional Patents.
(f)    In the event that Miragen has filed and prosecuted a [*] Divisional Patents in a country or region, and wherein Miragen is not interested in filing further [*] Divisional Patents in the country or region, Miragen shall, [*] [*] Divisional Patents (herein referred to as “Further [*] Divisional Patents” in the country or region, inform Roche that Miragen are not interested in filing Further [*] Divisional Patents in the country or region, and there after Roche, [*], shall have the right, but not the obligation, to file, prosecute and maintain Further [*] Divisional Patents in that country or region.
(g)    As instructed by Roche, Miragen shall copy/inform Roche Patent Department about any instruction provided to Roche’s Representative relating to the filing, prosecution and maintenance of [*] Divisional Patents, no later than [*] prior to any action being taken by Roche’s Representative on Miragen’s instructions. If any of Miragen’s instructions to Roche’s Representative relating to the filing, prosecution and maintenance of [*] Divisional Patents might have an adverse impact on Roche’s LNA [*] Patents, Roche shall promptly inform Miragen thereof, and the Parties shall coordinate the instructions to Roche’s Representative to avoid the adverse impact on Roche’s LNA [*] Patents. In the event that the Parties are unable to coordinate the instructions, the control of the [*] Divisional Patents in that country or region shall return to Roche, and thereafter Roche, [*], shall have the right, but not the obligation, to file, prosecute and maintain the [*] Divisional Patents in that country or region.

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[*] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

IN WITNESS WHEREOF, duly authorized representatives of the Parties have duly executed this Agreement to be effective as of the Effective Date.

Roche Innovation Center Copenhagen A/S

Name:	Dr. M. F. P Turner	Name:	M. R. Hansen
Title:	Patent Attorney	Title:	Patent Attorney
Date:	August 27, 2019

MIRAGEN THERAPEUTICS, INC.

Name:	William S. Marshall
Title:	President and CEO
Date:	September 3, 2019

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Annex 1
Roche LNA [*] Patent Portfolio – Pending Applications

Case Record Number	Title	Application Number
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

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